UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2016

Newcastle Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Kenneth M. Riis, the Chief Executive Officer and President of Newcastle Investment Corp. (“Newcastle” or the “Company”), is retiring, and, on September 20, 2016, submitted his resignation as Chief Executive Officer and President of the Company effective September 26, 2016.  Mr. Riis will continue to serve as a director of Newcastle.

On September 21, 2016, the board of directors of Newcastle appointed Ms. Sarah L. Watterson as Chief Executive Officer and President effective as of September 26, 2016.  Ms. Watterson, age 29, is a Managing Director in the Private Equity group of the Company’s manager, FIG LLC (the “Manager”), which is an affiliate of Fortress Investment Group LLC (“Fortress”).  Ms. Watterson joined Fortress in 2011.  Ms. Watterson currently oversees Newcastle’s golf business and other leisure investments, and works with a number of Fortress-managed businesses.  Ms. Watterson has meaningful experience in the Lodging, Gaming and Leisure industry.  Prior to joining Fortress, Ms. Watterson worked at Goldman Sachs where she was a member of the global securities team.   Ms. Watterson graduated Summa Cum Laude from Cornell University with a Bachelor of Science in Applied Economics and Management.

The board of directors of Newcastle has appointed Mr. Lawrence A. Goodfield, Jr. as Chief Financial Officer, Chief Accounting Officer and Treasurer effective as of September 26, 2016.  Mr. Goodfield, age 37, joined Fortress’s Private Equity group on September 26, 2016 as a Managing Director.  Mr. Goodfield served as Senior Vice President and Controller at W.P. Carey Inc., a leading global net-lease REIT that provides long-term sale-leaseback and build-to-suit financing solutions to companies worldwide, from January 2016 through September 2016, where he was responsible for directing accounting, financial reporting, and internal controls.  From 2001 through 2015, Mr. Goodfield served in both audit and advisory practices and specialized in real estate at PricewaterhouseCoopers LLP.  Mr. Goodfield received a B.S. in Accounting from Pennsylvania State University and is a Certified Public Accountant.

The board of directors of Newcastle has appointed Ms. Sara A. Yakin as Chief Operating Officer effective as of September 26, 2016.  Ms. Yakin, age 30, has served in various capacities within Fortress since joining Fortress’s Private Equity group in 2013.  Ms. Yakin is actively involved with Newcastle’s golf business and other leisure investments.  Over the past three years, Ms. Yakin has worked with a number of operating businesses owned or managed by Fortress, including New Media Investment Group Inc. (NYSE:NEWM).  Prior to joining Fortress, Ms. Yakin worked at Barclays Bank PLC in its sales and trading division from 2008 to 2013.  Ms. Yakin graduated Magna Cum Laude from Cornell University with a Bachelor of Science from the Department of Communication.

The Company’s officers are appointed annually by the board of directors.  There are no arrangements or understandings between Ms. Watterson, Mr. Goodfield or Ms. Yakin and any other person pursuant to which she or he was appointed as an officer of Newcastle.  There are also no family relationships between Ms. Watterson, Mr. Goodfield or Ms. Yakin and any director or executive officer of the Company.

The Company’s officers are not employees of the Company and do not receive direct cash compensation for services rendered to the Company.  Rather, they are employees of the Manager and are compensated by the Manager for their services to the Company as well as other entities affiliated with the Manager.  The Manager has informed the Company that, because the services performed by the individuals who serve as officers of the Company may not be performed exclusively for the Company, the Manager cannot segregate and identify that portion of compensation awarded to, earned by or paid to the Company’s officers, including each of Ms. Watterson, Mr. Goodfield and Ms. Yakin, that relates solely to her or his services to the Company.  In connection with Mr. Goodfield’s employment with our Manager, the Manager agreed to a base salary of $200,000 and a minimum bonus of $100,000 for calendar year 2016. Outside of the fees and compensation paid to the Manager by the Company, none of Ms. Watterson, Mr. Goodfield or Ms. Yakin has any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party.

On September 20, 2016, Ms. Justine A. Cheng submitted her resignation as Chief Financial Officer, Chief Operating Officer and Treasurer of the Company effective September 26, 2016, to pursue a new professional opportunity.

On September 20, 2016, Ms. Eun Nam submitted her resignation as Interim Chief Accounting Officer of the Company effective September 26, 2016.  Ms. Nam will continue to serve as a Vice President of the Manager.

On September 20, 2016, Mr. Randal A. Nardone submitted his resignation as Secretary of the Company effective September 26, 2016.  Mr. Nardone will continue to serve in his various positions at Fortress.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release, dated September 26, 2016, issued by Newcastle Investment Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCASTLE INVESTMENT CORP.
(Registrant)

/s/ Sara A. Yakin
Sara A. Yakin
Chief Operating Officer

Date:  September 26, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated September 26, 2016, issued by Newcastle Investment Corp.